Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------


August 12, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   Skyhigh Resources Inc.

Dear Sirs:

We were previously the principal auditors for Skyhigh Resources Inc. and we reported on the financial statements of Skyhigh Resources Inc. for the period from inception, April 12, 2007 to June 30, 2009. We have read Skyhigh Resources Inc.'s statements under Item 4 of its Form 8-K, dated August 12, 2009, and we agree with such statements.

For the most recent fiscal period through to August 12, 2009, there have been no disagreements between Skyhigh Resources Inc. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.


Yours truly,

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada


            6490 West Desert Inn Road, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501

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